Exhibit 99.1

Ultratech Announces Second Quarter 2008 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--Ultratech, Inc. (NasdaqGM: UTEK) today announced unaudited results for the three-month and six-month periods ended June 28, 2008.

For the second quarter of fiscal 2008, Ultratech reported net sales of $32.1 million compared to $30.0 million during the second quarter of 2007. Ultratech’s net income for the second quarter of 2008 was $2.6 million or $0.11 per share (diluted) compared to a net income of $1.0 million or $0.04 per share (diluted) for the same quarter last year.

For the first six months of 2008, Ultratech reported net sales of $63.2 million compared to net sales of $57.4 million in the first six months of 2007. Ultratech reported net income of $4.5 million or $0.19 per share (diluted) during the first half of 2008, compared to a net loss of $2.2 million or $0.10 per share for the first half of 2007.

Arthur W. Zafiropoulo, Ultratech Chairman and Chief Executive Officer stated, “We are pleased to report that the second quarter of 2008 was another period of solid execution with steady earnings growth for the company. Our performance in today’s environment demonstrates the strength of Ultratech’s product portfolio and continued success as a leader in our served markets.”

“During the quarter, we continued our market penetration in LSA with systems being used by 16 out of the top 18 logic manufacturers for production at 65-nm and 45-nm, as well as for 32-nm development,” continued Zafiropoulo. “We are fortunate to see additional opportunities for improvement in each of our served markets, despite the external challenges, through the execution of our growth and operational strategies, as well as through our ongoing initiatives to further strengthen our balance sheet.”

“It is rewarding that even in a challenging macroeconomic environment, our strategy of ongoing market and geographic diversification combined with our strong commitment to develop technology solutions for our customers continues to put Ultratech in a position to expand the Company's growth opportunities," Zafiropoulo concluded.

At June 28, 2008, Ultratech had $141.4 million in cash, cash equivalents and short-term investments. Working capital was $170.0 million and stockholders’ equity was $7.84 per share based on 23,443,608 total shares outstanding on June 28, 2008.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, July 24, 2008. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech’s web site at www.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s web site. If you do not have Internet access, a replay will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, July 26, 2008. You may access the telephone replay by dialing 800-642-1687 for domestic callers, 706-645-9291 for international callers and entering access code: 53881830.

Profile

Ultratech, Inc. (NASDAQGM: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography, in addition to being a pioneer of laser processing. Its advanced-packaging lithography systems deliver strong cost-of-ownership, repeatability and throughput advantages, and are widely used worldwide in the fabrication of semiconductors and FPDs. Ultratech’s advanced laser processing technology is designed to enhance yields, while enabling a cost-effective transfer to 65-nm and below production, and is being integrated into the manufacturing lines of leading-edge semiconductor manufacturers. Ultratech’s home page on the World Wide Web is located at www.ultratech.com.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries and general economic conditions including impact on capital spending; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; announced and future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2007 and Quarterly Report on Form 10Q for the quarter ended March 29, 2008. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management’s current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

-Tables To Follow-

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Jun. 28,	Dec. 31,
(In thousands )	2008	2007*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents, and short-term investments	$141,418	$131,998
Accounts receivable	20,839	30,562
Inventories	34,106	29,128
Prepaid expenses and other current assets	4,028	3,874
Total current assets	200,391	195,562

Equipment and leasehold improvements, net	14,611	16,826

Demonstration inventories, net	3,919	3,652

Other assets	2,803	2,601

Total assets	$221,724	$218,641

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$3,700	$5,794
Accounts payable	11,284	8,200
Deferred product and service income	3,602	10,161
Other current liabilities	11,838	9,552
Total current liabilities	30,424	33,707

Other liabilities	7,498	7,534

Stockholders' equity	183,802	177,400

Total liabilities and stockholders' equity	$221,724	$218,641

* The balance sheet as of December 31, 2007 has been derived from the audited financial statements as of that date.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	Jun. 28,	Jun. 30	Jun. 28,	Jun. 30
(In thousands, except per share amounts)	2008	2007	2008	2007
Total net sales*	$32,061	$30,011	$63,197	$57,379
Cost of sales:
Cost of products sold	14,539	14,413	28,216	28,873
Cost of services	2,337	2,422	4,432	4,530
Total cost of sales	16,876	16,835	32,648	33,403
Gross profit	15,185	13,176	30,549	23,976
Operating expenses:
Research, development, and engineering	5,811	5,836	11,782	11,800
Selling, general, and administrative	7,648	7,561	16,160	16,863
Operating income (loss)	1,726	(221)	2,607	(4,687)
Interest expense	(27)	(138)	(99)	(471)
Interest and other income, net	1,065	1,446	2,374	3,115

Income (loss) before tax	2,764	1,087	4,882	(2,043)
Income taxes	180	67	346	182
Net income (loss)	$2,584	$1,020	$4,536	$(2,225)
Earnings per share - basic:
Net income (loss)	$0.11	$0.04	$0.19	$(0.10)
Number of shares used in per share calculations - basic	23,488	23,368	23,472	23,395
Earnings per share - diluted:
Net income (loss)	$0.11	$0.04	$0.19	$(0.10)
Number of shares used in per share calculations - diluted	23,823	23,467	23,576	23,395

* Systems Sales	$24,056	$21,818	$47,541	$40,624
Parts Sales	3,198	4,478	6,661	9,179
Service Sales	4,407	3,615	8,595	7,476
License Sales	400	100	400	100
Total Sales	$32,061	$30,011	$63,197	$57,379

(UTEK-F)

CONTACT:
Ultratech, Inc.
Bruce Wright, 408-321-8835
Sr. Vice President, Finance/CFO
or
Laura Rebouche’, 408-321-8835
Vice President of Investor Relations,
Corporate and Marketing Communications